                                                                    EXHIBIT 99.1


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Dura Automotive Systems, Inc.:

         We have audited the accompanying consolidated balance sheets of Dura Automotive Systems, Inc. (a Delaware corporation) and Subsidiaries as of December 31, 1999 and 1998 and the related consolidated statements of operations, stockholders' investment and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dura Automotive Systems, Inc. and Subsidiaries as of December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999 in conformity with accounting principles generally accepted in the United States.

As discussed in Note 2 to the financial statements, effective January 1, 1999, the Company changed its method of accounting for certain start-up costs.

                                                     ARTHUR ANDERSEN LLP


Minneapolis, Minnesota,
  January 28, 2000

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                                December 31,
                                                                            ------------------------------------------------------
                                                                                       1999                        1998
                                                                                       ----                        ----
                                  ASSETS

Current Assets:
  Cash and cash equivalents                                                                  $   23,697                 $  20,544
  Accounts receivable, net of reserve for doubtful accounts of $12,777
    and $4,150                                                                                  478,542                   158,465
  Inventories                                                                                   136,562                    50,498
  Other current assets                                                                          154,704                    45,924
                                                                                                ----------              ---------
    Total current assets                                                                        793,505                   275,431
                                                                                                ----------              ---------

Property, Plant and Equipment:
  Land and buildings                                                                            165,050                    71,489
  Machinery and equipment                                                                       373,943                   144,931
  Construction in progress                                                                       42,328                    10,899
  Less-accumulated depreciation                                                                (80,427)                  (38,587)
                                                                                                ----------              ---------
    Net property, plant and equipment                                                           500,894                   188,732
                                                                                                ----------              ---------

Goodwill, net of accumulated amortization of $37,224 and $13,926                              1,067,937                   435,960

Other Assets, net of accumulated amortization of $7,274 and $2,419                               82,531                    29,260
                                                                                                ----------              ---------
                                                                                            $ 2,444,867                 $ 929,383
                                                                                            ===========                 =========

                 LIABILITIES AND STOCKHOLDERS' INVESTMENT

Current Liabilities:
  Accounts payable                                                                             $281,413                 $  99,512
  Accrued liabilities                                                                           296,431                    96,664
  Current maturities of long-term debt                                                           52,712                    15,489
                                                                                                ----------              ---------
    Total current liabilities                                                                   630,556                   211,665
                                                                                                ----------              ---------

Long-Term Debt, net of current maturities                                                       776,750                   316,417
Subordinated Notes                                                                              401,560                        --
Other Noncurrent Liabilities                                                                    149,755                   108,014
                                                                                                ----------              ---------

    Total liabilities                                                                         1,958,621                   636,096
                                                                                                ----------              ---------

Commitments and Contingencies (Notes 4, 11 and 12)

Mandatorily Redeemable Convertible Trust Preferred Securities                                    55,250                    55,250

Stockholders' Investment:
  Preferred stock, par value $1; 5,000,000 shares authorized; none
    issued or outstanding                                                                            --                        --
  Common stock, Class A; par value $.01; 60,000,000 shares
    authorized; 14,101,511 and 9,029,085 shares issued and
    outstanding                                                                                     141                        90
  Common stock, Class B; par value $.01; 10,000,000 shares
    authorized; 3,320,303 and 3,325,303 shares issued and
    outstanding                                                                                      33                        33
  Additional paid-in capital                                                                    339,041                   171,377
  Retained earnings                                                                             108,272                    67,052
  Accumulated other comprehensive loss - cumulative translation adjustment                     (16,491)                     (515)
                                                                                                ----------              ---------
    Total stockholders' investment                                                              430,996                   238,037
                                                                                                ----------              ---------
                                                                                              $ 2,444,867               $ 929,383
                                                                                               ===========              =========


The accompanying notes are an integral part of these consolidated balance sheets.

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                            Years Ended December 31,
                                                                 ---------------------------------------------------
                                                                    1999                    1998             1997
                                                                    ----                    ----             ----

Revenues                                                      $2,200,385                $739,467           $ 449,111

Cost of sales                                                  1,854,705                 608,518             375,086
                                                                --------                 -------             -------

  Gross profit                                                   345,680                 130,949              74,025

Selling, general and administrative expenses                     130,079                  49,825              32,815
Facility consolidation charge                                     16,246                      --                  --
Amortization expense                                              28,476                   9,868               3,600
                                                                  ------                   -----               -----

  Operating income                                               170,879                  71,256              37,610

Interest expense, net                                             76,703                  20,267               9,298
                                                                  ------                   -----               -----

  Income before provision for income taxes, equity in
    losses of affiliates and minority interests                   94,176                  50,989              28,312

Provision for income taxes                                        37,984                  20,933              11,670

Minority interest and equity in losses of affiliates, net          3,978                   1,481                  --

Minority interest - dividends on trust preferred
    securities, net                                                2,445                   1,908                  --
                                                                  ------                   -----               -----

  Income before extraordinary item and accounting
    change                                                        49,769                  26,667              16,642

Extraordinary item - loss on early
  extinguishment of debt, net                                      5,402                     643                  --
Cumulative effect of change in accounting, net                     3,147                      --                  --
                                                                  ------                   -----               -----
    Net income                                                  $ 41,220                $ 26,024             $16,642
                                                                ========                ========             =======

Basic earnings per share:
  Income before extraordinary item and accounting
    change                                                        $ 3.06                 $  2.49              $ 1.89
  Extraordinary item                                              (0.33)                  (0.06)                  --
  Cumulative effect of change in accounting                       (0.20)                      --                  --
                                                                  ------                   -----               -----
    Net income                                                    $ 2.53                 $  2.43              $ 1.89
                                                                  ======                 =======              ======

Diluted earnings per share:
  Income before extraordinary item and accounting
    change                                                        $ 2.94                 $  2.42              $ 1.88
  Extraordinary item                                              (0.30)                  (0.05)                  --
  Cumulative effect of change in accounting                       (0.18)                      --                  --
                                                                  ------                   -----               -----
    Net income                                                    $ 2.46                 $  2.37              $ 1.88
                                                                  ======                 =======              ======


The accompanying notes are an integral part of these consolidated financial statements.

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF STOCKHOLDERS' INVESTMENT
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                 ------------------------------------------------------------------
                                                                           Common Stock
                                                 ------------------------------------------------------------------
                                                             Class A                           Class B
                                                     Shares           Amount           Shares          Amount
                                                     ------           ------           ------          ------

BALANCE, December 31, 1996                             3,795,000         $     38       4,998,254         $     50
  Sale of stock under Employee Stock
   Discount Purchase Plan                                 16,922               --              --               --
  Exercise of options                                      5,861               --              --               --
  Collection of common stock subscriptions
   receivable                                                 --               --              --               --
  Conversion from Class B to Class A                     343,874                4       (343,874)              (4)
  Net income                                                  --               --              --               --
  Other comprehensive income-foreign currency
   translation adjustment                                     --               --              --               --
     Total comprehensive income
                                                       ----------           ------   ------------        ----------
BALANCE, December 31, 1997                             4,161,657               42       4,654,380               46
  Sale of stock under Employee Stock
   Discount Purchase Plan                                 24,932               --              --               --
  Exercise of options                                      5,700               --           7,000               --
  Other issuance of shares                                   719               --              --               --
  Collection of common stock subscriptions
   receivable                                                 --               --              --               --
  Public offering of Class A common stock, net         3,500,000               35              --               --
  Conversion from Class B to Class A                   1,336,077               13     (1,336,077)             (13)
  Net income                                                  --               --              --               --
  Other comprehensive income-foreign currency
   translation adjustment                                     --               --              --               --
     Total comprehensive income
                                                       ----------           ------   ------------        ----------
BALANCE, December 31, 1998                             9,029,085               90       3,325,303               33
  Issuance of shares for acquisition of Excel          4,934,414               49              --               --
  Sale of stock under Employee Stock
  Discount Purchase Plan                                  51,283                1              --               --
  Exercise of options                                     80,015                1              --               --
  Other issuance of shares                                 1,714               --              --               --
  Conversion from Class B to Class A                       5,000               --         (5,000)               --
  Net income                                                  --               --              --               --
  Other comprehensive income-foreign currency
   translation adjustment                                     --               --              --               --
     Total comprehensive income
                                                      ------------------------------------------------------------
BALANCE, December 31, 1999                            14,101,511         $    141       3,320,303         $     33
                                                      ============================================================


                                                                                     Accumulated
                                                   Additional                           Other              Total
                                                     Paid-in       Retained         Comprehensive      Stockholders'
                                                     Capital       Earnings              Loss            Investment
                                                     -------       --------              ----            ----------

BALANCE, December 31, 1996                           $  62,893      $  24,386              $     --      $   87,367
  Sale of stock under Employee Stock
   Discount Purchase Plan                                  383             --                    --             383
  Exercise of options                                       85             --                    --              85
  Collection of common stock subscriptions
   receivable                                               41             --                    --              41
  Conversion from Class B to Class A                        --             --                    --              --
  Net income                                                --         16,642                    --
  Other comprehensive income-foreign currency
   translation adjustment                                   --             --               (2,810)         13,832
     Total comprehensive income
                                                    ----------     ----------           ------------       ---------
BALANCE, December 31, 1997                              63,402         41,028               (2,810)         101,708
  Sale of stock under Employee Stock
   Discount Purchase Plan                                  492             --                    --             492
  Exercise of options                                       97             --                    --              97
  Other issuance of shares                                  20             --                    --              20
  Collection of common stock subscriptions
   receivable                                               45             --                    --              45
  Public offering of Class A common stock, net         107,321             --                    --         107,356
  Conversion from Class B to Class A                        --             --                    --              --
  Net income                                                --         26,024                    --
  Other comprehensive income-foreign currency
   translation adjustment                                   --             --                 2,295
     Total comprehensive income                                                                              28,319
                                                    ----------     ----------           ------------       ---------
BALANCE, December 31, 1998                             171,377         67,052                 (515)         238,037
  Issuance of shares for acquisition of Excel          165,121             --                    --         165,170
  Sale of stock under Employee Stock
  Discount Purchase Plan                                 1,156             --                    --           1,157
  Exercise of options                                    1,337             --                    --           1,338
  Other issuance of shares                                  50             --                    --              50
  Conversion from Class B to Class A                        --             --                    --              --
  Net income                                                --         41,220                    --
  Other comprehensive income-foreign currency
   translation adjustment                                   --             --              (15,976)
     Total comprehensive income                                                                              25,244
                                                    ---------------------------------------------------------------
BALANCE, December 31, 1999                          $  339,041     $  108,272           $   (16,491)    $   430,996
                                                    ===============================================================



The accompanying notes are an integral part of these consolidated financial statements.

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)


                                                                                        Years Ended December 31,
                                                                     --------------------------------------------------------------
                                                                            1999                 1998                  1997
                                                                            ----                 ----                  ----

OPERATING ACTIVITIES:
  Net income                                                             $  41,220          $   26,024          $     16,642
  Adjustments required to reconcile net income to net cash
   provided by operating activities-
     Depreciation and amortization                                          76,654              27,571                12,303
     Deferred income tax provision (benefit)                                (1,899)              7,833                 1,521
     Extraordinary loss on extinguishment of debt, net                       5,402                 643                    --
     Change in method of accounting, net                                     3,147                  --                    --
     Facility consolidation charge                                          16,246                  --                    --
     Equity in losses of affiliates and minority interest                    3,978               1,481                    --
     Other                                                                      --                (315)                   --
     Change in other operating items:
       Accounts receivable                                                     148             (13,536)             (12,841)
       Inventories                                                          11,194                (905)                2,512
       Other current assets                                                (28,498)             (7,631)              (7,803)
       Accounts payable and accrued liabilities                            (10,821)              8,203                 3,479
       Other assets and liabilities                                        (35,829)            (41,681)              (7,297)
                                                                        -----------          ----------        -------------
          Net cash provided by operating activities                         80,942               7,687                8,516
                                                                        ----------          ----------         -------------

INVESTING ACTIVITIES:
  Capital expenditures, net                                                (80,469)            (31,822)             (16,242)
  Acquisitions, net                                                       (524,033)           (135,712)             (70,481)
  Other, net                                                                (3,443)                   --             (6,663)
                                                                        -----------      ---------------        ------------
          Net cash used in investing activities                           (607,945)           (167,534)             (93,386)
                                                                        -----------         -----------          -----------

FINANCING ACTIVITIES:
  Borrowings under revolving credit facilities                             202,871             417,267               267,987
  Repayments of revolving credit facilities                               (147,553)           (385,052)            (174,869)
  Long-term borrowings                                                     754,124             100,265                    --
  Repayments of long-term borrowings                                      (660,830)           (116,351)              (6,008)
  Proceeds from issuance of subordinated notes, net                        394,653                  --                    --
  Proceeds from stock offering and exercise of stock options, net            2,545             107,966                   510
  Proceeds from issuance of preferred securities                                --              52,525                    --
  Debt issue costs                                                         (19,537)                  --                   --
                                                                           --------      --------------        -------------
          Net cash provided by financing activities                        526,273             176,620                87,620
                                                                           -------           ---------          ------------

EFFECT OF EXCHANGE RATES ON CASH                                             3,883                (377)                (269)
                                                                          --------         ------------        -------------

NET CHANGE IN CASH AND CASH EQUIVALENTS                                      3,153              16,396                 2,481
CASH AND CASH EQUIVALENTS, beginning of period                              20,544               4,148                 1,667
                                                                          --------          ----------          ------------
CASH AND CASH EQUIVALENTS, end of period                                   $23,697            $ 20,544           $     4,148
                                                                           =======            ========           =====-=====

SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid for-
    Interest                                                               $70,209           $  24,941            $    8,715
                                                                           =======           =========            ===-======
    Income taxes                                                           $30,071           $  11,446            $    5,589
                                                                           =======           =========            ===-======


The accompanying notes are an integral part of these consolidated financial statements.

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



1.       ORGANIZATION AND BASIS OF PRESENTATION:

         Dura Automotive Systems, Inc. (the "Company") and subsidiaries designs and manufactures components and systems primarily for the global automotive industry. The Company has over 80 manufacturing and product development facilities located in the United States, Australia, Brazil, Canada, the Czech Republic, France, Germany, India, Mexico, Portugal, Spain and the United Kingdom.

2.       SIGNIFICANT ACCOUNTING POLICIES:

         Principles of Consolidation:

         The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

         Fiscal Year:

         The Company reports its operating results based on a 52-/53-week fiscal year. For presentation purposes, the Company refers to December 31 as its fiscal year-end. Fiscal years in the three-year period ended December 31, 1999 each contain fifty-two weeks.

         Cash Equivalents:

         Cash equivalents consist of money market instruments with original maturities of three months or less and are stated at cost which approximates fair value.

         Inventories:

         Inventories are valued at the lower of first-in, first-out ("FIFO") cost or market.

         Inventories consisted of the following (in thousands):


                                                December 31,
                                      ---------------------------------
                                           1999               1998
                                           ----               ----
           Raw materials                $   85,609          $  23,067
           Work-in-process                  21,162             11,155
           Finished goods                   29,791             16,276
                                        ----------         ----------
                                         $ 136,562          $  50,498
                                         =========          =========

         Other Current Assets:

         Other current assets consisted of the following (in thousands):


                                                                    December 31,
                                                            ------------------------------
                                                                1999            1998
                                                                ----            ----
                Excess of cost over billings on
                  uncompleted tooling projects                $    49,671   $     20,640
                Deferred income taxes                              64,946         14,023
                Prepaid expenses                                   40,087         11,261
                                                              -----------   ------------
                                                               $  154,704   $     45,924
                                                               ==========   ============


         Excess of cost over billings on uncompleted tooling projects represents costs incurred by the Company in the production of customer-owned tooling to be used by the Company in the manufacture of its products. The Company receives a specific purchase order for this tooling and is reimbursed by the customer within one operating cycle. Costs are deferred until reimbursed by the customer. Forecasted losses on incomplete projects are recognized currently.

         Property, Plant and Equipment:

         Property, plant and equipment are stated at cost. For financial reporting purposes, depreciation is provided on the straight-line method over the following estimated useful lives:

                  Buildings                                   20 to 30 years
                  Machinery and equipment                      3 to 20 years

         Accelerated depreciation methods are used for tax reporting purposes.

         Maintenance and repairs are charged to expense as incurred. Major betterments and improvements which extend the useful life of the item are capitalized and depreciated. The cost and accumulated depreciation of property, plant and equipment retired or otherwise disposed of are removed from the related accounts, and any residual values are charged or credited to income.

         Goodwill and Other Assets:

         Goodwill represents the excess of the purchase price over the fair value of the net assets acquired and is being amortized on a straight-line basis over 40 years. Other assets principally consist of debt financing costs which are being amortized over the term of the applicable agreement, deferred income taxes and the Company's net investment in its joint ventures.

         The Company periodically evaluates whether events and circumstances have occurred which may affect the estimated useful life or the recoverability of the remaining balance of its goodwill and other long-lived assets. If such events or circumstances were to indicate that the carrying amount of these assets would not be recoverable, the Company would estimate the future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) were less than the carrying amount of goodwill and other long-lived assets, the Company would recognize an impairment loss.

         Accrued Liabilities:

         Accrued liabilities consisted of the following (in thousands):


                                                                         December 31,
                                                                --------------------------------
                                                                        1999           1998
                                                                        ----           ----
                 Compensation and benefits                      $      92,332    $    21,557
                 Facility closure and consolidation costs              63,137         35,055
                 Legal and environmental                               25,996          4,752
                 Interest                                              19,285          3,785
                 Accrued income taxes                                  18,936          5,953
                 Medical insurance                                      8,143         11,057
                 Loss contracts                                         6,196          2,721
                 Other                                                 62,406         11,784
                                                                   ----------     ----------
                                                                   $  296,431     $   96,664
                                                                   ============   ==========

         Other Noncurrent Liabilities:

         Other noncurrent liabilities consisted of the following (in thousands):


                                                                           December 31,
                                                                 ---------------------------------
                                                                            1999             1998
                 Pension and post-retirement benefits                 $   46,899        $   21,191
                 Facility closure and consolidation costs                 33,091            46,154
                 Legal and environmental                                  23,141            14,673
                 Loss contracts                                           21,973            16,557
                 Other                                                    24,651             9,439
                                                                      ----------         ---------
                                                                      $  149,755         $ 108,014
                                                                      ==========         =========

         Revenue Recognition and Sales Commitments:

         The Company recognizes revenue as its products are shipped to its customers. The Company enters into agreements with its customers at the beginning of a given vehicle's life to produce products. Once such agreements are entered into by the Company, fulfillment of the customers' purchasing requirements is the obligation of the Company for the entire production life of the vehicle, with terms of up to 7 years, and the Company has no provisions to terminate such contracts. In certain instances, the Company may be committed under existing agreements to supply product to its customers at selling prices which are not sufficient to cover the direct cost to produce such product. In such situations, the Company records a liability for the estimated future amount of such losses. Such losses are recognized at the time that the loss is probable and reasonably estimable and is recorded at the minimum amount necessary to fulfill the Company's obligations to its customers.

         Income Taxes:

         The Company accounts for income taxes following the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using currently enacted tax rates.

         Comprehensive Income:

         The Company follows the provisions of SFAS No. 130, "Reporting Comprehensive Income," which established standards for reporting and display of comprehensive income and its components. Comprehensive income reflects the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. For the Company, comprehensive income represents net income adjusted for foreign currency translation adjustments. In accordance with SFAS No. 130, the Company has chosen to disclose comprehensive income in the consolidated statements of stockholders' investment.

         Fair Value of Financial Instruments:

         The carrying amount of cash and cash equivalents, accounts receivable, accounts payable and revolving credit facilities approximates fair value because of the short maturity of these instruments. The carrying amount of the Company's non-subordinated long-term debt approximates fair value because of the variability of the interest cost associated with these instruments. The fair value of the Company's Subordinated Notes, based on quoted market activity approximated $372.5 million as of December 31, 1999. The fair value of the Company's Preferred Securities, based on Nasdaq market quote activity approximated $21.6 million as of December 31, 1999.

         Segment Reporting:

         The Company follows the provisions of SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information." SFAS No. 131 replaces the "industry segment" approach with the "management" approach of reporting segment information. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of the Company's reportable segments. SFAS No. 131 also requires disclosures about products and services, geographic areas, and major customers (see
         Note 10).

         Common Stock:

         The holder of each share of Class A common stock outstanding is entitled to one vote per share and the holder of each share of Class B common stock outstanding is entitled to ten votes per share.

         Stock Options:

         The Company accounts for stock options under the provisions of Accounting Principles Board Opinion ("APB") No. 25, under which no compensation expense is recognized when the stock options are granted. The pro forma effects had the Company followed the provisions of SFAS No. 123 are included in Note 4.

         Use of Estimates:

         The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The ultimate results could differ from those estimates.

         Foreign Currency Translation:

         Assets and liabilities of the Company's foreign operations are translated using the year-end rates of exchange. Results of operations are translated using the average rates prevailing throughout the period. Translation gains or losses are accumulated as a separate component of stockholders' investment.

         Recently Issued Accounting Pronouncements:

         In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," effective for years beginning after June 15, 2000. SFAS No. 133 establishes accounting and reporting standards requiring that every derivative instrument, including certain derivative instruments embedded in other contracts, be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS No. 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge criteria are met. Special accounting for qualifying hedges allow a derivative's gains or losses to offset related results on the hedged item in the income statement and requires that a company must formally document, designate and assess the effectiveness of transactions that receive hedge accounting. The Company has not yet quantified the impacts of adopting SFAS No. 133.

         Change in Accounting Method:

         Effective January 1, 1999, the Company adopted the provisions of the Financial Accounting Standards Board Statement of Position ("SOP") No. 98-5, "Reporting on the Costs of Start-Up Activities." SOP 98-5 requires costs associated with certain start-up activities be expensed as incurred versus capitalizing and expensing them over a period of time. Previously, the Company capitalized certain design and engineering costs which related to future programs and amortized these costs over the life of the program once production began. Pursuant to the provisions of SOP 98-5, the Company wrote off the unamortized balance of such capitalized costs, net of income tax benefits, of approximately $3.1 million. The write-off is reflected as a cumulative effect of change in accounting in the accompanying consolidated statement of operations for the year ended December 31, 1999. Amounts capitalized and included in other assets were $5.1 million at December 31, 1998.

3.       FACILITY CONSOLIDATION CHARGE:

         In the fourth quarter of 1999, the Company approved a comprehensive plan (the "Plan") to consolidate certain facilities to lower the Company's cost structure and improve its long-term competitive position. The Company recognized charges to operations of $16.2 million in the fourth quarter, which reflected the estimated costs the Company will incur under the Plan. The provision for the facility consolidation charge was developed based on management's best judgment and estimates.

         The charge includes costs associated with consolidating and eliminating certain facilities and associated lease obligations; severance related to employee terminations; and asset impairments. The majority of the countries in which the Company operates have statutory requirements with regards to the minimum severance payments that must be made to employees upon termination. The Company has accrued $13.2 million of severance costs for approximately five salaried plant management and 313 hourly plant manufacturing employees primarily under SFAS No. 112, "Employers' Accounting for Post-employment Benefits," at December 31, 1999. Through December 31, 1999, the Company has eliminated approximately 20 positions pursuant to the Plan. The asset impairments consist of long-lived assets, including fixed assets, manufacturing equipment, and leasehold improvements, from facilities the Company intends to dispose of or discontinue their use. Impairment was measured based on estimated proceeds on the sale of the facilities and equipment.

         Costs incurred and charged to these reserves amounted to $2.1 million related to severance costs and $1.6 million related to asset impairments during the year ended December 31, 1999. As of December 31, 1999, reserves of $11.1 million related to severance costs and $1.4 million related to lease and other obligations remain unutilized.

         The Company anticipates incurring the majority of these costs in 2000 with the exception of the noncancellable lease obligation costs, for which payments extend through 2005.



4.       STOCKHOLDERS' INVESTMENT:

         Public Offering of Common Stock:

         During June 1998, the Company completed an offering of 3,500,000 shares of its Class A common stock at an offering price of $32.75 per share ("Offering"). Net proceeds to the Company, after underwriting discounts and offering expenses, were approximately $107.4 million. Proceeds from the Offering were used to retire outstanding indebtedness. Certain stockholders of the Company converted 1,308,000 shares of Class B common stock of the Company into Class A stock and sold such Class A stock concurrent with the Offering. In addition, an employee of the Company exercised an option to acquire 5,000 shares of Class A common stock at an exercise price of $14.50 per share, and sold such Class A shares concurrent with the Offering.

         Earnings Per Share:

         Basic earnings per share were computed by dividing net income by the weighted average number of Class A and Class B common shares outstanding during the year. Diluted earnings per share include (i) the effects of outstanding stock options and warrants using the treasury stock method, (ii) the conversion of the Preferred Securities from their date of issuance on March 20, 1998, and

         (iii) the effects of shares issued under the deferred income leadership stock purchase plan, as follows (in thousands, except per share amounts):


                                                                          Years Ended December 31,
                                                                ---------------------------------------------
                                                                       1999             1998             1997
                                                                       ----             ----             ----
             Net income                                              $ 41,220       $  26,024       $  16,642
             Dividends on mandatorily
               redeemable convertible preferred
               securities, net of tax                                   2,445           1,908              --
                                                                   ----------     -----------       ---------
             Net income applicable to common
               stockholders - diluted                                $ 43,665       $  27,932       $  16,642
                                                                     ========       =========       =========

             Weighted average number of Class A
               common shares outstanding                               12,940           6,763           3,907
             Weighted average number of Class B
               common shares outstanding                                3,323           3,945           4,901
                                                                    ---------     -----------       ---------
                                                                       16,263          10,708           8,808
             Dilutive effect of outstanding stock
               options after application of the
               treasury stock method                                      101              81              61

             Dilutive effect of warrants                                  114              --              --
             Dilutive effect of mandatorily redeemable
               convertible preferred securities,
               assuming conversion                                      1,289           1,006              --
                                                                    ---------     -----------     -----------

             Diluted shares outstanding                                17,767          11,795           8,869
                                                                     ========      ==========     ===========

             Basic earnings per share                             $      2.53     $      2.43    $       1.89
                                                                  ===========     ===========    ============
             Diluted earnings per share                           $      2.46     $      2.37    $       1.88
                                                                  ===========     ===========    ============


         Stock Option Plan:

         During 1998, the board of directors approved the 1998 Stock Incentive Plan (the "1998 Plan"). Certain people who are full-time, salaried employees of the Company are eligible to participate in the 1998 Plan (an "Employee Participant"). A committee of the board of directors selects the Employee Participants and determines the terms and conditions of the options. The 1998 Plan provides for the issuance of options at exercise prices equal to the stock market price on the date of grant to Employee Participants covering up to 1,000,000 shares of Class A common stock of the Company plus any shares carried over from the 1996 Key Employee Stock Option Plan plus an annual increase, as defined in the 1998 Plan, subject to certain adjustments reflecting changes in the Company's capitalization. Information regarding the option plans is as follows:

                                                                                                   Weighted
                                                               Shares                               Average
                                                                Under      Exercise                Exercise
                                                               Option       Price                     Price
             -----------------------------------------------------------------------------------------------
             Outstanding, December 31, 1996                   187,734      $14.50-23.50              $17.20
                  Granted                                     144,300       24.50-28.00               25.37
                  Exercised                                   (5,861)       14.50-20.75               14.61
                  Forfeited                                   (9,500)             20.75               20.75
                                                              ------       ------------

             Outstanding, December 31, 1997                   316,673       14.50-28.00               20.86
                  Granted                                     740,700       29.00-38.63               30.96
                  Exercised                                   (5,700)       14.50-20.75               15.27
                  Forfeited                                  (46,875)       20.75-38.63               37.40
                                                              ------        -----------
             Outstanding, December 31, 1998                 1,004,798       14.50-38.63               27.57
                  Granted                                     826,000       17.00-29.25               18.13
                  Granted(1)                                  257,520       15.31-26.72               20.35
                  Exercised                                  (80,015)       15.47-25.75               17.48
                  Forfeited                                  (52,045)       15.47-38.63               28.89
                                                              ------        -----------
             Outstanding, December 31, 1999                 1,956,258      $14.50-38.63               23.01

            (1) These shares were granted in accordance with the acquisition of Excel Industries, Inc. in March 1999 (See Note 6).

         Of the outstanding options at December 31, 1999, options covering 527,134 shares are currently exercisable with a weighted average exercise price of $23.09 per share.

         The weighted average fair value of options granted was $10.75 during 1999, $16.61 during 1998 and $14.05 during 1997.

         As of December 31, 1999, the outstanding stock options granted in 1999 have a remaining contractual life of 10 years, the outstanding stock options granted in 1998 have a remaining contractual life of 9 years and the outstanding stock options granted in 1997 have a remaining contractual life of 8 years.

         Independent Director Stock Option Plan:

         The Dura Automotive Systems, Inc. Independent Director Stock Option Plan (the "Director Option Plan") provides for the issuance of options to Independent Directors, as defined, to acquire up to 100,000 shares of the Company's Class A common stock, subject to certain adjustments reflecting changes in the Company's capitalization. The option exercise price must be at least 100 percent of the market value of the Class A common stock at the time the option is issued. Such option grants vest six months from the date of grant. As of December 31, 1999, the Company had granted options under the Director Option Plan to acquire 21,000 shares of the Company's Class A common stock at an exercise price of $24.50 to $25.50 per share. As of December 31, 1999, 19,000 of these options were exercisable. No granted options have been exercised.

         Employee Stock Discount Purchase Plan:

         The Dura Automotive Systems, Inc. Employee Stock Discount Purchase Plan (the "Employee Stock Purchase Plan") provides for the sale of up to 500,000 shares of the Company's Class A common stock at discounted purchase prices, subject to certain limitations. The cost per share under this plan is 85% of the market value of the Company's Class A common stock at the date of purchase, as defined. Pursuant to this plan, 51,283, 24,932 and 16,922 shares of Class A common stock were issued to employees during the years ended December 31, 1999, 1998 and 1997, respectively. The weighted average fair value of shares purchased in 1999, 1998 and 1997 was $26.42, $25.94 and $22.63, respectively.

         Stock-Based Compensation Plans:

         As discussed above, the Company has two stock option plans, the 1998 Plan and the Director Option Plan, and the Employee Stock Purchase Plan. The Company has elected to continue to account for these plans under APB No. 25. No compensation cost has been recognized during the three years ended December 31, 1999. Had compensation cost for these plans been determined under SFAS No. 123, the Company's pro forma net income and pro forma earnings per share would have been as follows (in thousands, except per share amounts):

                                                                              Years Ended December 31,
                                                                  -------------------------------------------------
                                                                       1999        1998        1997
                                                                       ----        ----        ----

         Net income                     As Reported - Basic           $41,220     $26,024     $16,642
                                        Pro Forma                      38,728      25,530      16,504

                                        As Reported - Diluted         $43,665     $27,932     $16,642
                                        Pro Forma                      41,173      27,438      16,504

         Basic earnings per share       As Reported                   $  2.53     $  2.43     $  1.89
                                        Pro Forma                        2.38        2.38        1.87

         Diluted earnings per share     As Reported                   $  2.46     $  2.37     $  1.88
                                        Pro-Forma                        2.32        2.33        1.86


         The effect of the stock offered under the Employee Stock Purchase Plan was not material for 1999, 1998 and 1997.

         The fair value of each option grant is estimated on the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions: risk free interest rates of 5.3% to 6.4% in 1999, 4.6% to 5.7% in 1998 and 5.7% to 6.5% in 1997; expected life of seven years for 1999, 1998 and 1997; an average expected volatility of 47% in 1999, 46% in 1998 and 39% in 1997.

         Dividends:

         The Company has not declared or paid any cash dividends in the past. As discussed in Note 7, the Company's credit agreement restricts the amount of dividends the Company can declare or pay. As of December 31, 1999, under the most restrictive debt covenants, the Company could not have paid any cash dividends.

5.       MANDATORILY REDEEMABLE CONVERTIBLE TRUST PREFERRED SECURITIES:

         In March 1998, Dura Automotive Systems Capital Trust (the "Issuer"), a wholly owned statutory business trust of the Company, completed the offering of $55.3 million of its 7-1/2% Convertible Trust Preferred Securities ("Preferred Securities"), resulting in net proceeds to the Company of approximately $52.6 million. The Preferred Securities are redeemable, in whole or part, on or after March 31, 2001 and all Preferred Securities must be redeemed no later than March 31,

         2028. The Preferred Securities are convertible, at the option of the holder into Class A common stock of the Company at a rate of 0.5831 shares of Class A common stock for each Preferred Security, which is equivalent to a conversion price of $42 7/8 per share. The net proceeds of the offering were used to repay outstanding indebtedness. Dividends on the Preferred Securities, net of the related income tax benefit, are reflected as minority interest in the accompanying consolidated statements of operations.

         No separate financial statements of the Issuer have been included herein. The Company does not consider that such financial statements would be material to holders of Preferred Securities because (i) all of the voting securities of the Issuer are owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) the Issuer has no independent operations and exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of the Issuer and investing the proceeds thereof in 7-1/2% convertible subordinated debentures due March 2028 issued by the Company and (iii) the obligations of the Issuer under the Preferred Securities are fully and unconditionally guaranteed by the Company.

6.       ACQUISITIONS:

         In August 1997, the Company acquired GT Automotive Systems, Inc. ("GT Automotive"). GT Automotive had manufacturing facilities in Michigan and Ontario, Canada, with annual revenues of approximately $70.0 million. Initial consideration for the acquisition of GT Automotive was $45.0 million in cash and assumed indebtedness. In 1999, the Company made a final payment of approximately $11.0 million for the achievement of certain operating targets by GT Automotive following the acquisition. The acquisition was financed with proceeds from borrowings under the Company's bank credit agreement.

         In April 1998, the Company acquired all of the outstanding equity interests of Trident Automotive plc ("Trident"). Trident had revenues of approximately $300.0 million in 1997, of which 69 percent was derived from sales of cable assemblies, principally to the automotive OEM market, and the balance from door handle assemblies, lighting and other products. Approximately 68 percent of Trident's revenues were generated in North America, 27 percent in Europe and the remainder in Latin America. Trident had manufacturing and technical facilities in Michigan, Tennessee, Canada, the United Kingdom, Germany, France and Brazil. Pursuant to the terms of the agreement, the Company acquired all of the outstanding equity interests of Trident for total consideration of $93.2 million in cash. In addition, the Company assumed $75.0 million of Trident's outstanding 10% Senior Subordinated Notes (the "Notes"), which subsequently were retired (see Note 7). The Company also repaid Trident's outstanding senior indebtedness of approximately $53.0 million. The acquisition of Trident was financed with proceeds from borrowings under the Company's bank credit agreement.

         In March 1999, Dura acquired through a cash tender offer approximately 95% of the outstanding ordinary shares of Adwest Automotive plc ("Adwest"). The Company subsequently purchased the remaining 5%. Adwest had annual revenues of approximately $400 million and is a supplier of driver control products primarily for European OEMs. The Company paid approximately $320 million to acquire all of the outstanding shares of Adwest, including the assumption of approximately $106.1 million in indebtedness.

         In March 1999, the Company completed its merger with Excel Industries, Inc. ("Excel"). Excel had annual revenues of approximately $1.1 billion of which approximately 78 percent were generated in North America with the remainder in Europe. The Company issued an aggregate of approximately 4.9 million shares of its Class A common stock and paid approximately $155.5 million in cash to Excel's former shareholders. In addition, outstanding options and warrants of Excel were converted to options and warrants of the Company, amounting to 257,520 options and 152,400 warrants. The number of options and warrants and their respective exercise prices were adjusted based upon the share exchange ratio. The Company also assumed approximately $100.0 million of indebtedness. In August 1999, the Company acquired the remaining 30% minority interest in Schade from Excel's former european partner for approximately $16.4 million in cash.

         In addition to the acquisitions noted above, Dura acquired Meritor Automotive, Inc. and Metallifacture Limited in 1999, Universal Tool and Stamping Co., Inc. and the Hinge business of Tower Automotive, Inc. in 1998, and REOM Industries (Aust) Pty Ltd. in 1997 (the "Other Acquisitions"). The inclusion of the above acquisitions for periods prior to the date of acquisition would not have materially affected the Company's results of operations.

         The cash consideration related to the acquisitions of Adwest, Excel and the Other Acquisitions were financed with borrowings under a new credit facility that is further described in Note 7.

         The acquisitions have been accounted for using the purchase method of accounting and, accordingly, the assets acquired and liabilities assumed have been recorded at their fair values as of the dates of the acquisitions. The excess of the purchase price over the fair value of the assets acquired and liabilities assumed has been recorded as goodwill. Certain of the liabilities assumed of Adwest, Excel, and the Other Acquisitions have been recorded based upon preliminary estimates as of the dates of acquisition. The Company does not believe the final allocation of purchase price will be materially different from preliminary allocations. Any changes to the preliminary estimates will be reflected as an adjustment to goodwill. Additional purchase liabilities recorded during 1999 in connection with the finalization of estimates from the Trident acquisition and the 1999 acquisitions included approximately $11.0 million for costs associated with the shutdown and consolidation of certain acquired facilities and $28.9 million for severance and other related costs. As of December 31, 1999, purchase liabilities recorded in conjunction with the acquisitions included approximately $45.0 million for costs associated with the shutdown and consolidation of certain acquired facilities and $37.1 million for severance and other related costs. Costs incurred and charged to these reserves amounted to $14.8 million related to acquired facilities and $24.1 million in severance and other related costs during the year ended December 31, 1999. Results of operations for these acquisitions have been included in the accompanying consolidated financial statements since their respective dates of acquisition.

         The accompanying unaudited consolidated pro forma results of operations for the year ended December 31, 1999 give effect to (i) the acquisitions of Adwest and Excel, (ii) the offering of the Senior Subordinated Notes (see Note 7), and (iii) the tender of the Trident notes (see Note 7) as if such transactions had occurred at the beginning of the period and excludes the effects of the extraordinary loss and change in accounting method. The accompanying unaudited consolidated pro forma results of operations for the year ended December 31, 1998 give effect to (i) the acquisitions of Adwest, Excel and the Other Acquisitions, (ii) the Offering, (iii) the offering of the Preferred Securities, (iv) the offering of the Senior Subordinated Notes and (v) the tender of the Trident notes as if such transactions had occurred at the beginning of the period and excludes the effects of the extraordinary loss (in thousands, except per share amounts):

                                                                                 Pro Forma for the
                                                                              Years Ended December 31,
                                                                           ---------------------------
                                                                              1999              1998
                                                                           ----------       ----------
               Revenues                                                    $2,589,436       $2,525,448
               Operating income                                               167,881          159,559
               Net income before extraordinary item                            38,138           30,371

               Basic earnings per share                                    $     2.20       $     1.70
               Diluted earnings per share                                  $     2.14       $     1.70


         The unaudited pro forma consolidated financial information does not purport to represent what the Company's financial position or results of operations would actually have been if these transactions had occurred at such dates or to project the Company's future results of operations.


7.       DEBT:

         Debt consisted of the following (in thousands):


                                                                     December 31,
                                                             ------------------------------
                                                                  1999           1998
                                                                  ----           ----
              Credit Agreement:
                Tranche A and B term loans                    $  550,521        $     --
                Revolving credit facility                        208,751              --
                9% Senior subordinated notes                     401,560              --
              Trident, 10% senior subordinated notes                  --          81,150
              Old bank credit agreement                               --         243,510
              Other                                               70,190           7,246
                                                              ----------        --------
                                                               1,231,022         331,906
              Less - Current maturities                          (52,712)        (15,489)
                                                              ----------        --------
                                                              $1,178,310        $316,417


         Future maturities of long-term debt as of December 31, 1999 are as follows (in thousands):

                         2000                  $     52,712
                         2001                        50,493
                         2002                        60,478
                         2003                        65,424
                         2004                        66,897
                         Thereafter                 935,018
                                              -------------
                                               $  1,231,022

         In connection with the acquisitions of Adwest and Excel, the Company entered into an amended and restated $1.15 billion credit agreement ("Credit Agreement"). The Credit Agreement provides for revolving credit facilities of $400.0 million, a $275.0 million tranche A term loan, a $275.0 million tranche B term loan and a $200.0 million interim term loan facility. As of December 31, 1999, rates on borrowings under the Credit Agreement ranged from 5.2% to 8.6%. Borrowings under the tranche A term loan are due and payable in March 2005 and borrowings under the tranche B term loan are due and payable in March 2006. The revolving credit facility is available until March 2005. Borrowings under the interim loan were due and payable in

         September 2000, and, as further discussed below, were repaid in April 1999. The Credit Agreement contains various restrictive covenants which limit indebtedness, investments, rental obligations and cash dividends. The Credit Agreement also requires the Company to maintain certain financial ratios including minimum liquidity and interest coverage. The Company was in compliance with the covenants as of December 31, 1999. Borrowings under the Credit Agreement are collateralized by substantially all assets of the Company.

         The Credit Agreement provides the Company with the ability to denominate a portion of its revolving credit borrowings in foreign currencies up to an amount equal to $100.0 million. As of December 31, 1999, $180.0 million of borrowings were denominated in U.S. dollars, $5.5 million of borrowings were denominated in Canadian dollars, $3.9 million of borrowings were denominated in Australian dollars and $19.4 million in British pound sterling.

         In June 1999, Dura retired the $75.0 million of Trident's outstanding 10% senior subordinated notes (the "Trident Notes") due 2005. The total consideration paid was approximately $84.0 million of principal and premium and was funded through borrowings under the Credit Agreement.

         In connection with the termination of the Company's former credit facility, the Company wrote-off deferred financing costs of approximately $2.7 million, net of income taxes, during the first quarter of 1999. In addition, the Company wrote-off costs of approximately $2.7 million, net of income taxes, related to the tender of the Trident Notes during the second quarter of 1999. These charges are reflected as extraordinary items in the accompanying 1999 statement of operations.

         In connection with the termination of the Company's former credit facility, the Company wrote-off deferred financing costs of approximately $643,000, net of income taxes, in 1998. This charge is reflected as an extraordinary item in the accompanying 1998 statement of operations.

8.       SENIOR SUBORDINATED NOTES:

         In April 1999, the Company completed the offering of $300 million and Euro 100 million of senior subordinated notes ("Subordinated Notes"). The Subordinated Notes mature in May 2009 and bear interest at 9% per year, which is payable semi-annually. Net proceeds from this offering of approximately $394.7 million were used to repay the $200.0 million interim term loan, approximately $78.1 million to retire other indebtedness and approximately $118.9 million was used for general corporate purposes. These notes are collateralized by guarantees of certain of the Company's subsidiaries.

9.       INCOME TAXES:

         The summary of income before provision for income taxes, equity in losses of affiliates, minority interests, cumulative effect of change in accounting and extraordinary items consisted of the following (in thousands):


                                                              Years Ended December 31,
                                                  ------------------------------------------
                                                     1999              1998             1997
                                                     ----              ----             ----
               Domestic                           $  81,714         $  43,048       $ 22,582
               Foreign                               12,462             7,941          5,730
                                                  ---------         ---------       --------
                 Total                            $  94,176         $  50,989       $ 28,312
                                                  =========         =========       ========

The provision for income taxes consisted of the following (in thousands):


                                                              Years Ended December 31,
                                               -------------------------------------------------------
                                                        1999               1998               1997
                                                        ----               ----               ----
               Currently payable-
                 Domestic                               $32,478            $ 9,827            $ 8,711
                 Foreign                                  7,405              3,273              1,438
                                                        -------            -------            -------
                   Total                                 39,883             13,100             10,149
                                                        -------            -------            -------

               Deferred-
                 Domestic                                (3,525)             6,797                510
                 Foreign                                  1,626              1,036              1,011
                                                        -------            -------            -------
                   Total                                (1,899)              7,833              1,521
                                                        -------            -------            -------

                   Total                                $37,984            $20,933            $11,670
                                                        =======            =======            =======



A reconciliation of the provision for income taxes at the statutory rates to the reported income tax provision is as follows (in thousands):


                                                                                     Years Ended December 31,
                                                                      -----------------------------------------------
                                                                               1999            1998            1997
                                                                               ----            ----            ----
               Federal provision at statutory rates                          $32,962        $17,846        $  9,909
               Amortization of non-deductible goodwill                         2,921            943             440
               Foreign provision in excess of U.S. tax rate                    2,089          1,830             444
               Research & development credits                                 (2,250)            --              --
               State taxes, net of federal benefit                             1,495            900             990
               Foreign sales corporation benefit                                (953)         (570)           (260)
               Other, net                                                      1,720           (16)             147
                                                                            --------        -------      ----------
                 Total                                                       $37,984        $20,933        $ 11,670
                                                                             =======        =======        ========



A summary of deferred tax assets (liabilities) is as follows (in thousands):


                                                                               December 31,
                                                                 ---------------------------------
                                                                          1999             1998
                                                                           ----             ----
           Depreciation and property basis differences                 $ (43,377)        $(7,901)
           Facility closure and consolidation costs                       35,080           1,818
           Legal and environmental costs                                  17,063             597
           Accrued compensation costs                                     12,682           3,077
           Post-retirement benefit obligations                            12,724           1,282
           Loss contracts                                                  9,859           4,468
           Net operating loss carryforwards                                7,570           5,620
           Bad debt allowance                                              4,472           1,450
           Inventory valuation adjustments                                 4,200           1,025
           Other                                                          15,561          (2,347)
           Tooling and design costs                                           --          (1,802)
           Valuation allowance                                            (4,175)         (1,916)
                                                                         -------         -------
                                                                         $71,659          $5,371
                                                                         =======          ======

         The valuation allowance was established for net operating losses acquired or incurred in connection principally with foreign subsidiaries where realization is not assured. No provision has been made for U.S. income taxes related to undistributed earnings of foreign subsidiaries that are intended to be permanently reinvested. As of December 31, 1999, the Company had approximately $22 million of foreign net operating loss carryforwards with varying carryforward periods of 7 years to unlimited carryforward in certain foreign locations.

10.      GEOGRAPHIC AND PRODUCT LINE INFORMATION:

         The Company follows the provisions of SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." The Company is organized in four divisions based on the products that each division offers to vehicle OEM customers. Each division reports their results of operations, submits budgets and makes capital expenditure requests to the chief operating decision-making group. This group consists of the president and chief executive officer, the chief operating officer, the chief financial officer and the vice-presidents of operations, sales, engineering and human resources. The Company's operating segments have been aggregated into one reportable segment, as the Company believes it meets the aggregation criteria of SFAS No. 131. The Company's divisions, each with a separate management team, are dedicated to providing vehicle components and systems to OEM customers. Each of the divisions demonstrate similar economic performance, mainly driven by vehicle production volumes of the customers for which they service. All of the Company's operations use similar manufacturing techniques and utilize common cost saving tools overseen by the Company's vice-president of operations. These techniques include continuous improvement programs designed to reduce the Company's overall cost base and to enable the Company to better handle OEM volume fluctuations.

         The following is a summary of revenues and long-lived assets by geographic location (in thousands):

                                                                   Years Ended December 31,
                                ------------------------------------------------------------------------------------------------
                                          1999                               1998                             1997
                                ----------------------------         --------------------------       --------------------------
                                                  Long-Lived                         Long-Lived                       Long-Lived
                                   Revenues         Assets           Revenues           Assets        Revenues          Assets
                                -----------       ----------         --------        ----------       --------        ----------
  North America                 $ 1,493,749        $300,391          $570,464          $126,368       $356,249         $ 68,257
  Europe                            679,662         192,862           149,914            57,803         87,800           32,131
  Other foreign countries            26,974           7,641            19,089             4,561          5,062            1,150
                                -----------        --------          --------          --------       --------         --------
                                $ 2,200,385        $500,894          $739,467          $188,732       $449,111         $101,538
                                ===========        ========          ========          ========       ========         ========

Revenues are attributed to geographic locations based on the location of product production.

The following is a summary composition by product category of the Company's revenues (in thousands):


                                                                    Years Ended December 31,
                                                                    ------------------------
                                                            1999             1998             1997
                                                            ----             ----             ----
        Parking brake mechanisms                         $ 246,124         $ 134,856        $ 124,683
        Automotive cables                                  411,740           282,616          170,988
        Transmission shifter mechanisms                    214,387           124,004           70,191
        Window systems                                     393,202                --               --
        Door systems                                       220,938                --               --
        Seating systems                                    123,112                --               --
        Engineered products                                459,579           197,991           83,249
        Mobile products                                    131,303                --               --
                                                        ----------         ---------        ---------
          Revenues from external
            customers                                   $2,200,385         $ 739,467        $ 449,111
                                                        ==========         =========        =========


         The Company sells its products directly to OEMs. Customers that accounted for a significant portion of consolidated revenues for each of the three years in the period ended December 31, 1999 were as follows:

                                                        Years Ended December 31,
                                             ---------------------------------------
                                                      1999        1998        1997
                                                      ----        ----        ----
                Ford                                   26%         36%          42%
                GM                                     15%         23%          25%
                DaimlerChrysler                        11%         15%           7%


As of December 31, 1999 and 1998, receivables from these customers represented 41% and 70% of total accounts receivable.

11.      EMPLOYEE BENEFIT PLANS:

         Defined Benefit Plans and Post-retirement Benefits:

         The Company sponsors twenty-two defined benefit plans that cover certain hourly and salary employees in the United States and certain European countries. The Company's policy is to make annual contributions to the plans to fund the normal cost and certain unfunded frozen initial liabilities over 11.5 years. In addition, the Company has ten post-retirement medical benefit plans for certain employee groups and has recorded a liability for its estimated obligation under these plans.

The change in benefit obligation, plan assets and funded status consisted of the following (in thousands):


                                               Pension Plans in Which      Pension Plans in Which
                                                   Assets Exceed            Accumulated Benefits          Post-retirement Benefits
                                                Accumulated Benefits            Exceed Assets               Other than Pensions
                                               ----------------------      ----------------------         ------------------------
                                                    December 31,                December 31,                    December 31,
                                               ----------------------      ----------------------         ------------------------
                                                  1999         1998          1999             1998          1999            1998
                                                  ----         ----          ----             ----          ----            ----
        Change in Benefit Obligation:
        -----------------------------
        Benefit obligation at beginning of
         year                                     $ 12,656       $   --         $ 22,786       $ 4,157       $ 17,685     $  5,755
        Service cost                                 1,980           --            3,810         1,371            777          243
        Interest cost                                3,391           --            4,539         1,412          1,851          825
        Plan participants' contributions               420           --              210            --            136          131
        Actuarial (gain) loss                       (2,595)          --           (1,141)        4,977           (891)       2,471
        Acquisitions                                69,189           --           64,232        23,720          5,277        9,394
        Benefits paid                               (3,123)          --           (4,244)         (195)        (1,747)      (1,134)
        Exchange rate changes                          429                          (333)                          95           --
                                                  --------       ------         --------       -------       --------     --------
                                                                     --                             --
        Benefit obligation at end  of year        $ 82,347       $   --         $ 89,859       $35,442       $ 23,183     $ 17,685
                                                  ========       ======         ========       =======       ========     ========


        Change in Plan Assets:
        ----------------------
        Fair value at plan assets at
          beginning of year                       $ 11,127       $   --         $ 15,362       $ 3,206       $     --       $   --
        Actual return on plan assets                 8,901           --            1,529         1,544             --           --
        Acquisitions                                92,370           --           52,515        20,870             --           --
        Employer contributions                       1,505           --            1,596         1,064          1,706          401
        Plan participants' contributions               420           --              210            --            104          131
        Benefits paid                               (3,123)           --          (3,781)         (195)        (1,810)        (532)
        Exchange rate changes                          382                           (54)                          --           --
                                                  --------       ------         --------       -------       --------       ------
                                                                     --                             --
        Fair value of plan assets at end of       $111,582       $   --         $ 67,377       $26,489       $     --       $   --
                                                  ========       ======         ========       =======       ========       ======
        year


        Change in Funded Status:
        ------------------------
        Funded status                             $ 29,235        $  --         $(22,482)      $(8,953)      $(23,183)    $(17,685)
        Unrecognized actuarial (gain) loss          (3,084)          --            2,335         5,532         (1,102)       1,233
        Unrecognized prior service cost
          (benefit)                                    256           --              192           301            (72)         (81)
        Adjustment to recognize
          minimum liability                           (797)          --             (643)       (1,008)            --           --
                                                  --------        -----        ---------      --------      ---------    ----------
                                                                                                                   --           --
        Prepaid (accrued) benefit   cost          $ 25,610        $  --         $(20,598)      $(4,128)      $(24,357)    $(16,533)
                                                  ========        =====        =========      ========      =========    =========

The following weighted-average assumptions were used to account for the plans:



                                                                                     Post-retirement Benefits
                                                        Pension Benefits               Other than Pensions
                                                      --------------------             --------------------
                                                          December 31,                     December 31,
                                                      --------------------             --------------------
                                                      1999            1998             1999            1998
                                                      ----            ----             ----            ----

        Discount rate                                5.50-7.50%       5.75-6.75%      6.75-7.50%       6.75%
        Expected return on plan assets               7.50-9.50%       8.00-9.50%             N/A         N/A
        Rate of compensation increase                2.50-4.80%       4.00-6.00%             N/A         N/A

         For measurement purposes, a 5.0%-8.5% annual rate of increase in the per capita cost of covered health care benefits was assumed for 1999. The rate was assumed to remain constant thereafter.


The components of net periodic benefit costs are as follows (in thousands):


                                                                                                         Post-retirement Benefits
                                                                 Pension Benefits                          Other than Pensions
                                                                 ----------------                          -------------------
                                                              Years Ended December 31,                   Years Ended December 31,
                                                           -------------------------------             ----------------------------
                                                           1999        1998           1997             1999          1998      1997
                                                           ----        ----            ----            ----          ----      ----

        Service cost                                    $ 6,070        $1,377         $ 185            $ 780         $ 246    $ 101
        Interest cost                                     7,926         1,424           252            1,872           830      433
        Expected return on plan
          assets                                       (10,763)       (1,600)         (232)               --            --       --
        Amendments/curtailments                           (470)            --            --               --            --       --
        Amortization of prior
          service cost                                    (319)            46            45              (8)           (8)      (8)
        Recognized actuarial (gain)   loss                644              15           (3)               25          (72)     (89)
                                                       --------     ---------      --------          -------        ------    ------
        Net periodic benefit cost                       $ 3,088        $1,262          $247           $2,669          $996     $437
                                                        =======        ======          ====           ======          ====     ====


         Assumed health care cost trend rates have a significant effect on the amounts reported for the post-retirement medical benefit plans. A one percentage-point change in assumed health care cost trend rates would have the following effects (in thousands):

                                                          1-Percentage-Point            1-Percentage-Point
                                                               Increase                      Decrease
                                                      ---------------------------    --------------------------
        Effect on total of service and interest
          cost components                                                  $ 261                      $  (219)
                                                                           =====                      ========
        Effect on the post-retirement
          benefit obligation                                              $1,717                     $ (1,530)
                                                                          ======                     =========

         Retirement Savings Plans:

         The Company sponsors various employee retirement savings plans that allow qualified employees to provide for their retirement on a tax-deferred basis. In accordance with the terms of the retirement savings plans, the Company is required to match certain of the participants' contributions and/or provide employer contributions based on the Company's performance and other factors. Such employer contributions totaled $4.7 million, $2.8 million and $2.2 million during fiscal 1999, 1998 and 1997.

12.      COMMITMENTS AND CONTINGENCIES:

         Leases:

         The Company leases office and manufacturing space and certain equipment under operating lease agreements which require it to pay maintenance, insurance, taxes and other expenses in addition to annual rentals. Future annual rental commitments at December 31, 1999 under these operating leases are as follows (in thousands):


Year                                   Amount
----                                   ------
2000                                $  11,270
2001                                    9,157
2002                                    7,959
2003                                    6,203
2004                                    5,155
Thereafter                             29,592

         Thixotech:

         In December 1997, the Company purchased approximately 19% of the outstanding common stock of Thixotech Inc. ("Thixotech") for approximately $0.5 million. The Company also loaned Thixotech an additional $2.8 million pursuant to notes which are convertible into additional common stock of Thixotech at the Company's option. During 1998 and 1999, the Company purchased approximately $4.2 million of 5% convertible preferred stock of Thixotech. In addition, the Company has guaranteed approximately $1.5 million of Thixotech capital lease financing. Subsequent to year-end, the Company exercised its conversion rights under the notes discussed above, becoming the majority owner of Thixotech.

         Litigation:

         The Company is subject to various legal actions and claims incidental to its business, including those arising out of alleged defects, product warranties, employment-related matters and environmental matters. In the event of a product recall by an original equipment manufacturer, it is possible that the manufacturer will seek reimbursement of the costs to repair from the Company. In addition, the Company is currently in discussions with a significant customer regarding certain alleged product warranty and other contractual matters. All such matters are subject to many uncertainties, and the outcomes of individual matters are not predictable with assurance. Management believes that the Company maintains adequate insurance, including product liability coverage, to cover certain of the claims above. The Company has established reserves in amounts management believes are adequate to cover reasonable adverse judgments not covered by insurance. Based upon the information available to management and discussions with legal counsel, it is the opinion of management that the ultimate outcome of such matters will not have a material adverse impact on the consolidated financial position, results of operations or cash flows of the Company.

13.      RELATED PARTY TRANSACTIONS:

         The Company paid fees to Hidden Creek Industries ("HCI"), an affiliate of the Company, of approximately $9.5 million in 1999 in connection with the acquisitions of Excel and Adwest, the offering of the Subordinated Notes, the tender of the Trident notes and the amended Credit Agreement , $3.7 million in 1998 in connection with the acquisition of Universal, Hinge and Trident, the Offering and the Preferred Securities Offering and $850,000 in 1997 in connection with the acquisitions of VOFA and GT Automotive. See Note 6 for discussion of acquisitions.

14.      QUARTERLY FINANCIAL DATA (UNAUDITED):

         The following is a condensed summary of actual quarterly results of operations for 1999 and 1998 (in thousands, except per share amounts):

                                                                                         Basic         Diluted
                                           Gross        Operating          Net         Earnings        Earnings
                          Revenues        Profit          Income         Income        Per Share      Per Share
                          --------        ------          ------         ------        ---------      ---------
         1999:
           First         $  264,701        $ 46,482        $ 25,900        $ 3,492        $   0.27     $   0.27
           Second           685,167         102,499          55,781         15,669            0.90         0.86
           Third            580,886          89,407          43,845         11,291            0.65         0.63
           Fourth           669,631         107,292          45,353         10,768            0.62         0.60
                         ----------        --------        --------        -------        --------     --------
                         $2,200,385        $345,680        $170,879        $41,220        $   2.53     $   2.46
                         ==========        ========        ========        =======        ========     ========

         1998:
           First         $  125,746        $ 21,275        $ 10,864        $ 4,576        $   0.52     $   0.52
           Second           187,433          32,019          17,951          5,902            0.63         0.61
           Third            185,204          31,859          15,628          5,249            0.43         0.43
           Fourth           241,084          45,796          26,813         10,297            0.83         0.80
                         ----------        --------        --------        -------        --------     --------
                         $  739,467        $130,949        $ 71,256        $26,024        $   2.43     $   2.37
                         ==========        ========        ========        =======        ========     ========


         The sum of per share amounts for the quarters does not equal the total for the year due to the timing of the shares issued in connection with the acquisition of Excel and the timing of the Offering and their effects on the computation of weighted average number of shares outstanding.

15.      CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION:

         The following consolidating financial information presents balance sheets, statements of operations and cash flow information related to the Company's business. Each Guarantor, as defined, is a direct or indirect wholly owned subsidiary of the Company has fully and unconditionally guaranteed the 9% senior subordinated notes issued by Dura Operating Corp., on a joint and several basis. Separate financial statements and other disclosures concerning the Guarantors have not been presented because management believes that such information is not material to investors.

15.      CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION:
         (CONTINUED)

                          DURA AUTOMOTIVE SYSTEMS, INC.
              CONSOLIDATING BALANCE SHEETS AS OF DECEMBER 31, 1999
                             (AMOUNTS IN THOUSANDS)

                                         DURA                         NON-
                                      OPERATING      GUARANTOR      GUARANTOR
                                        CORP.        COMPANIES      COMPANIES      ELIMINATIONS      CONSOLIDATED
                                     ----------     ----------     -----------     ------------      -----------
              Assets
Current assets:
 Cash and cash equivalents           $      277     $      704     $    22,716      $        --      $    23,697
 Accounts receivable, net               161,403         94,542         222,597               --          478,542
 Inventories                             36,063         32,513          67,987               --          136,563
 Other current assets                    66,919         23,171          64,613               --          154,703
 Due from affiliates                    167,536        136,813          10,666         (315,015)              --
                                     ----------     ----------     -----------      -----------      -----------
  Total current assets                  432,198        287,743         388,579         (315,015)         793,505
                                     ----------     ----------     -----------      -----------      -----------
Property, plant and equipment,
 net                                    125,328        117,960         257,606               --          500,894
Investment in subsidiaries              558,950         29,042          46,118         (634,110)              --
Notes receivable from
 affiliates                             450,669          3,466          36,557         (490,692)              --
Goodwill, net                           355,605        186,117         526,215               --        1,067,937
Other assets, net                        38,651         13,756          30,124               --           82,531
                                     ----------     ----------     -----------      -----------      -----------
                                     $1,961,401     $  638,084     $ 1,285,199      $(1,439,817)     $ 2,444,867
                                     ==========     ==========     ===========      ===========      ===========
   Liabilities and Stockholders'
            Investment
Current liabilities:
Accounts payable                     $  102,983     $   37,324     $   141,106               --      $   281,413
Accrued liabilities                      93,727         51,379         151,325               --          296,431
Current maturities of long-
 term debt                               16,247          2,159          34,306               --           52,712
Due to affiliates                       155,773        111,204          48,038         (315,015)              --
                                     ----------     ----------     -----------      -----------      -----------
    Total current liabilities  .        368,730        202,066         374,775         (315,015)         630,556
                                     ----------     ----------     -----------      -----------      -----------
Long-term debt, net of
 current maturities                     661,737             79         114,934               --          776,750
Subordinated notes                      401,560             --              --               --          401,560
Other noncurrent liabilities             26,637         55,467          67,651               --          149,755
Notes payable to affiliates                  --         36,565         454,127         (490,692)              --
                                     ----------     ----------     -----------      -----------      -----------
  Total liabilities                   1,458,664        294,177       1,011,487         (805,707)       1,958,621
                                     ----------     ----------     -----------      -----------      -----------
Mandatorily redeemable
 convertible trust preferred
 securities                              55,250             --              --               --           55,250
Stockholders' investment:               447,487        343,907         290,203         (634,110)         447,487
 Accumulated other compre-
  hensive loss - cumulative
  translation adjustment                     --             --         (16,491)              --          (16,491)
                                     ----------     ----------     -----------      -----------      -----------
Total Stockholders Investment        $1,961,401     $  638,084     $ 1,285,199      $(1,439,817)     $ 2,444,867
                                     ==========     ==========     ===========      ===========      ===========

15.      CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION:
         (CONTINUED)


                          DURA AUTOMOTIVE SYSTEMS, INC.
     CONSOLIDATING STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DEC. 31, 1999
                             (AMOUNTS IN THOUSANDS)

                                        DURA                         NON-
                                      OPERATING     GUARANTOR      GUARANTOR
                                        CORP.       COMPANIES      COMPANIES     ELIMINATIONS  CONSOLIDATED
                                     ----------     ----------     -----------   ------------  ------------
Revenues                             $ 831,615      $ 588,412      $ 805,217      $(24,859)     $2,200,385
Cost of sales                          703,071        499,400        677,093       (24,859)      1,854,705
                                     ---------      ---------      ---------      --------      ----------
  Gross profit                         128,544         89,012        128,124            --         345,680
Selling, general and
 administrative expenses                58,493         16,099         55,487            --         130,079
Facility consolidation charge              290             --         15,956            --          16,246
Amortization expense                    12,343          5,514         10,619            --          28,476
                                     ---------      ---------      ---------      --------      ----------
  Operating income                      57,418         67,399         46,062            --         170,879
Interest expense, net                   35,266          3,627         37,810            --          76,703
                                     ---------      ---------      ---------      --------      ----------
  Income before provision for
   income taxes, equity in
   (earnings) losses of
   affiliates and minority
   interests                            22,152         63,772          8,252            --          94,176
                                     ---------      ---------      ---------      --------      ----------
Provision for income taxes               4,275         24,761          8,948            --          37,984
Minority interest and equity
   in (earnings) losses of
   affiliates, net                     (30,947)            --         (1,121)       36,046           3,978
Minority interest-dividends on
 trust preferred securities, net         2,445             --             --            --           2,445
                                     ---------                                    --------      ----------
  Income before extraordinary
   item and accounting change           46,379         39,011            425       (36,046)         49,769
                                     ---------      ---------      ---------      --------      ----------
Extraordinary item - loss on
 early extinguishment of
 debt, net                               2,012           (279)         3,669            --           5,402
Cumulative effect of change in
 accounting, net                         3,147             --             --            --           3,147
                                     ---------                                    --------      ----------
  Net income (loss)                  $  41,220      $  39,290      $  (3,244)     $(36,046)     $   41,220
                                     =========      =========      =========      ========      ==========

15.      CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION:
         (CONTINUED)

                          DURA AUTOMOTIVE SYSTEMS, INC.
     CONSOLIDATING STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DEC. 31, 1999
                             (AMOUNTS IN THOUSANDS)

                                       DURA                        NON-
                                     OPERATING     GUARANTOR     GUARANTOR
                                       CORP.       COMPANIES     COMPANIES    ELIMINATIONS   CONSOLIDATED
                                     ----------    ---------     ---------    ------------   ------------
OPERATING ACTIVITIES:
 Net income (loss)                     41,220        39,290         (3,244)      (36,046)        41,220
 Adjustments to reconcile net
  income (loss) to net cash
  provided by (used in)
  operating activities:
 Depreciation and amortization         26,032        14,290         36,332            --         76,654
 Deferred income tax
  Provision                            (1,899)           --             --            --         (1,899)
 Equity in losses of affiliates
  and minority interest               (30,947)           --         (1,121)       36,046          3,978
 Extraordinary loss on
  extinguishment of debt                2,012            --          3,390            --          5,402
 Change in method of
  accounting                            3,147            --             --            --          3,147
 Facility consolidation charge            290            --         15,956            --         16,246
 Changes in other operating
  items                                 9,033       (16,444)       (56,395)           --        (63,806)
                                     --------       -------       --------       -------       --------
     Net cash provided by (used
      in) operating activities         48,888        37,136         (5,082)           --         80,942
                                     --------       -------       --------       -------       --------
INVESTING ACTIVITIES:
 Acquisitions, net of cash
  Acquired                           (185,259)       (8,619)      (330,155)           --       (524,033)
 Capital expenditures, net            (16,011)      (20,007)       (44,451)           --        (80,469)
 Other, net                                --        (1,994)        (1,449)           --         (3,443)
                                     --------       -------       --------       -------       --------
     Net cash used in investing
      activities                     (201,270)      (30,620)      (376,055)           --       (607,945)
                                     --------       -------       --------       -------       --------
FINANCING ACTIVITIES:
 Proceeds from borrowings, net        358,551       (10,710)      (199,229)           --        148,612
 Debt financing (to)/from
  affiliates                         (584,800)        5,455        579,345            --             --
 Proceeds from issuance of
  common stock and exercise
  of stock options                      2,545            --             --            --          2,545
 Proceeds from subordinated
  note offering, net                  394,653            --             --            --        394,653
 Debt issue costs                     (19,537)           --             --            --        (19,537)
                                     --------       -------       --------       -------       --------
     Net cash provided by
       (used for) financing
       activities                     151,412        (5,255)       380,116            --        526,273
EFFECT OF EXCHANGE
RATES ON CASH                              --            --          3,883            --          3,883
                                     --------       -------       --------       -------       --------
NET CHANGE IN CASH
AND CASH EQUIVALENTS                     (970)        1,261          2,862            --          3,153
CASH AND CASH
 EQUIVALENTS:
 Beginning of period                    1,247          (557)        19,854            --         20,544
                                     --------       -------       --------       -------       --------
 End of period                            277           704         22,716            --         23,697
                                     ========       =======       ========       =======       ========

15.      CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION:
         (CONTINUED)


                          DURA AUTOMOTIVE SYSTEMS, INC.
              CONSOLIDATING BALANCE SHEETS AS OF DECEMBER 31, 1998
                             (AMOUNTS IN THOUSANDS)

                                        DURA                           NON-
                                      OPERATING     GUARANTOR       GUARANTOR
                                        CORP.       COMPANIES       COMPANIES      ELIMINATIONS   CONSOLIDATED
                                      ---------     ---------       ---------      ------------   ------------
              Assets
Current assets:
 Cash and cash equivalents            $  1,247      $    (557)      $  19,854       $      --       $ 20,544
 Accounts receivable, net               70,332         41,863          46,270              --        158,465
 Inventories                            19,134         10,454          20,910              --         50,498
 Other current assets                   12,576         25,780           7,568              --         45,924
 Due from affiliates                     8,878         16,822           5,421         (31,121)            --
                                      --------      ---------       ---------       ---------       --------
  Total current assets                 112,167         94,362         100,023         (31,121)       275,431
                                      --------      ---------       ---------       ---------       --------
Property, plant and equipment,
 Net                                    62,464         48,546          77,722              --        188,732
Investment in subsidiaries             202,697         27,736          40,238        (266,747)         3,924
Notes receivable from
 Affiliates                             47,329             --          29,911         (77,240)            --
Goodwill, net                          107,469        150,740         177,751              --        435,960
Other assets, net                       13,564          2,102           9,670              --         25,336
                                      --------      ---------       ---------       ---------       --------
                                      $545,690      $ 323,486       $ 435,315       $(375,108)      $929,383
                                      ========      =========       =========       =========       ========
   Liabilities and Stockholders'
            Investment
Current liabilities:
  Accounts payable                    $ 39,019      $  22,638       $  37,855       $      --       $ 99,512
  Accrued liabilities                   28,167         46,131          22,366              --         96,664
  Current maturities of long-
   term debt                             7,064             16           8,409              --         15,489
  Due to affiliates                      8,793          7,806          14,522         (31,121)            --
    Total current liabilities           83,043         76,591          83,152         (31,121)       211,665
                                      --------      ---------       ---------       ---------       --------
Long-term debt, net of
 current maturities                    155,408          8,010         152,999              --        316,417
Other noncurrent liabilities            13,437         61,538          33,039              --        108,014
Notes payable to affiliates                 --         27,668          49,572         (77,240)            --
                                      --------      ---------       ---------       ---------       --------
  Total liabilities                    251,888        173,807         318,762        (108,361)       636,096
                                      --------      ---------       ---------       ---------       --------
Mandatorily redeemable
 convertible trust preferred
 securities                             55,250             --              --              --         55,250
Stockholders' investment               238,552        149,679         116,553        (266,747)       238,037
                                      --------      ---------       ---------       ---------       --------
                                      $545,690      $ 323,486       $ 435,315       $(375,108)      $929,383
                                      ========      =========       =========       =========       ========

15.      CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION:
         (CONTINUED)

                          DURA AUTOMOTIVE SYSTEMS, INC.
     CONSOLIDATING STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DEC. 31, 1998
                             (AMOUNTS IN THOUSANDS)


                                        DURA                        NON-
                                      OPERATING     GUARANTOR     GUARANTOR
                                        CORP.       COMPANIES     COMPANIES   ELIMINATIONS    CONSOLIDATED
                                      ---------     ---------     ---------   ------------    ------------
Revenues                              $356,683      $184,956      $210,449      $(12,621)      $ 739,467
Cost of sales                          296,863       151,546       172,730       (12,621)        608,518
                                      --------      --------      --------      --------       ---------
  Gross profit                          59,820        33,410        37,719            --         130,949
Selling, general and
 administrative expenses                21,445        11,183        17,197            --          49,825
Amortization expense                     3,522         2,864         3,482            --           9,868
                                      --------      --------      --------      --------       ---------
  Operating income                      34,853        19,363        17,040            --          71,256
Interest expense, net                    7,970         2,808         9,489            --          20,267
                                      --------      --------      --------      --------       ---------
  Income before provision for
   income taxes, equity in
   earnings (losses) of
   subsidiaries and minority
   interest                             26,883        16,555         7,551            --          50,989
Provision for income taxes              10,030         6,176         4,727            --          20,933
Equity in earnings (losses)
 of subsidiaries                        11,722            --         4,259       (17,462)         (1,481)
Minority interest-dividend on
 trust preferred securities, net         1,908            --            --            --           1,908
                                      --------      --------      --------      --------       ---------
  Income (loss) before
   extraordinary item                   26,667        10,379         7,083       (17,462)         26,667
Extraordinary item - loss on
 early extinguishment of
 debt, net                                 643            --            --            --             643
                                      --------      --------      --------      --------       ---------
  Net income (loss)                   $ 26,024      $ 10,379      $  7,083      $(17,462)      $  26,024
                                      ========      ========      ========      ========       =========

15.      CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION:
         (CONTINUED)

                          DURA AUTOMOTIVE SYSTEMS, INC.
     CONSOLIDATING STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DEC. 31, 1998
                             (AMOUNTS IN THOUSANDS)

                                         DURA                        NON-
                                       OPERATING     GUARANTOR    GUARANTOR
                                         CORP.       COMPANIES    COMPANIES     ELIMINATIONS   CONSOLIDATED
                                       ---------     ---------    ---------     ------------   ------------
OPERATING ACTIVITIES:
 Net income (loss)                     $  26,024      $ 10,379      $  7,083      $(17,462)     $  26,024
 Adjustments to reconcile net
  income (loss) to net cash
  provided by (used in)
  operating activities:
   Depreciation and amortization          11,587         6,466         9,518            --         27,571
   Deferred income tax provision           7,833            --            --            --          7,833
   Extraordinary loss on
    extinguishment of debt                   643            --            --            --            643
   Other                                    (315)           --            --            --           (315)
   (Income)/loss from investment
    in subsidiaries                      (13,203)           --        (4,259)       17,462             --
   Due (to)/from affiliates                4,152        (6,939)        2,787            --             --
   Equity in losses of affiliates          1,481            --            --            --          1,481
   Changes in other operating
    items                                (21,127)      (40,084)        5,661            --        (55,550)
                                       ---------      --------      --------      --------      ---------
 Net cash provided by (used for)
  operating activities                    17,075       (30,178)       20,790            --          7,687
                                       ---------      --------      --------      --------      ---------
INVESTING ACTIVITIES:
 Capital expenditures, net               (15,742)       (6,181)       (9,899)           --        (31,822)
 Acquisitions, net                      (135,712)           --            --            --       (135,712)
                                       ---------      --------      --------      --------      ---------
     Net cash used for investing
      activities                        (151,454)       (6,181)       (9,899)           --       (167,534)
                                       ---------      --------      --------      --------      ---------
FINANCING ACTIVITIES:
 Borrowings under revolving
  credit facilities                      352,296         8,000        56,971            --        417,267
 Repayments of revolving credit
  facilities                            (350,546)           --       (34,506)           --       (385,052)
 Long-term borrowings                     50,000            --        50,265            --        100,265
 Repayments of long-term
  borrowings                             (50,984)           --       (65,367)           --       (116,351)
 Debt financing (to)/from                (26,923)       27,668          (745)           --             --
  affiliates
 Proceeds from stock offering, net       107,848            --            --            --        107,848
 Proceeds from issuance of
  preferred securities                    52,525            --            --            --         52,525
 Sale of common stock, net                   118            --            --            --            118
                                       ---------      --------      --------      --------      ---------
     Net cash provided by
      financing activities               134,334        35,668         6,618            --        176,620
                                       ---------      --------      --------      --------      ---------
EFFECT OF EXCHANGE
 RATES ON CASH                                --            --          (377)           --           (377)
                                       ---------      --------      --------      --------      ---------
NET CHANGE IN CASH
 AND CASH EQUIVALENTS                        (45)         (691)       17,132            --         16,396
CASH AND CASH
 EQUIVALENTS:
 Beginning of period                       1,292           134         2,722            --          4,148
                                       ---------      --------      --------      --------      ---------
 End of period                         $   1,247      $   (557)     $ 19,854      $     --      $  20,544
                                       =========      ========      ========      ========      =========

15.      CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION:
         (CONTINUED)

                          DURA AUTOMOTIVE SYSTEMS, INC.
     CONSOLIDATING STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DEC. 31, 1997
                             (AMOUNTS IN THOUSANDS)


                                       DURA                          NON-
                                     OPERATING      GUARANTOR      GUARANTOR
                                       CORP.        COMPANIES      COMPANIES    ELIMINATIONS     CONSOLIDATED
                                     ---------      ---------      ---------    ------------     ------------
Revenues                             $345,641        $15,824        $89,074        $(1,428)        $449,111
Cost of sales                         291,219         11,837         73,458         (1,428)         375,086
                                     --------        -------        -------        -------         --------
  Gross profit                         54,422          3,987         15,616             --           74,025
Selling, general and
 administrative expenses               25,062          1,048          6,705             --           32,815
Amortization expense                    3,037            303            260             --            3,600
                                     --------        -------        -------        -------         --------
  Operating income                     26,323          2,636          8,651             --           37,610
Interest expense, net                   6,479             18          2,801             --            9,298
                                     --------        -------        -------        -------         --------
  Income before provision for
   income taxes, equity in
   earnings (losses) of
   subsidiaries                        19,844          2,618          5,850             --           28,312
Provision for income taxes              7,665          1,181          2,824             --           11,670
Equity in earnings (losses)
 of subsidiaries                        4,463             --             --         (4,463)              --
                                     --------        -------        -------        -------         --------
  Net income (loss)                  $ 16,642        $ 1,437        $ 3,026        $(4,463)        $ 16,642
                                     ========        =======        =======        =======         ========

15.      CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION:
         (CONTINUED)

                          DURA AUTOMOTIVE SYSTEMS, INC.
     CONSOLIDATING STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DEC. 31, 1997
                             (AMOUNTS IN THOUSANDS)

                                          DURA                         NON-
                                        OPERATING      GUARANTOR     GUARANTOR
                                          CORP.        COMPANIES     COMPANIES    ELIMINATIONS   CONSOLIDATED
                                        ---------      --------      ---------    ------------   ------------
OPERATING ACTIVITIES:
 Net income (loss)                      $  16,642       $ 1,437       $  3,026       $(4,463)      $  16,642
 Adjustments to reconcile net
  income (loss) to net cash
  provided by (used for)
  operating activities:
   Depreciation and amortization            9,910           606          1,787            --          12,303
   Deferred income tax provision            1,521            --             --            --           1,521
   (Income)/loss from investment
    in subsidiaries                        (4,463)           --             --         4,463              --
   Due (to)/from affiliates                (4,189)       (2,077)         6,266            --              --
   Changes in other operating
    items                                  (1,791)          924        (21,083)           --         (21,950)
                                        ---------       -------       --------       -------       ---------
 Net cash provided by (used for)
  operating activities                     17,630           890        (10,004)           --           8,516
                                        ---------       -------       --------       -------       ---------
INVESTING ACTIVITIES:
 Capital expenditures, net                (13,952)         (756)        (1,534)           --         (16,242)
 Acquisitions, net                        (70,481)           --             --            --         (70,481)
 Investments in joint ventures
  and other                                (6,663)           --             --            --          (6,663)
                                        ---------       -------       --------       -------       ---------
     Net cash used for investing
      activities                          (91,096)         (756)        (1,534)           --         (93,386)
                                        ---------       -------       --------       -------       ---------
FINANCING ACTIVITIES:
 Borrowings under revolving credit
  facilities                              267,987            --             --            --         267,987
 Repayments of revolving credit
  facilities                             (174,869)           --             --            --        (174,869)
 Repayments of long-term
  borrowings                                  (80)           --         (5,928)           --          (6,008)
 Debt financing (to)/from
  affiliates                              (20,406)           --         20,406            --              --
 Sale of common stock, net                    510            --             --            --             510
                                        ---------       -------       --------       -------       ---------
     Net cash provided by
      financing activities                 73,142            --         14,478            --          87,620
                                        ---------       -------       --------       -------       ---------
EFFECT OF EXCHANGE
 RATES ON CASH                                 --            --           (269)           --            (269)
NET CHANGE IN CASH AND
 CASH EQUIVALENTS:                           (324)          134          2,671            --           2,481
 Beginning of period                        1,616            --             51            --           1,667
                                        ---------       -------       --------       -------       ---------
 End of period                          $   1,292       $   134       $  2,722       $    --       $   4,148
                                        =========       =======       ========       =======       =========

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Dura Automotive Systems, Inc.:


Our audit was made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The schedule listed in the index to consolidated financial statements is presented for purposes of complying with the Securities Exchange Commission's rules and are not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.


                                                ARTHUR ANDERSEN LLP



Minneapolis, Minnesota,
January 28, 2000

    Dura Automotive Systems, Inc.
        Schedule II: Valuation and Qualifying Accounts

ADDITIONAL PURCHASE LIABILITIES RECORDED IN CONJUNCTION WITH ACQUISITIONS:

     The transactions in the purchase liabilities recorded in conjunction with acquisitions for the years ending December 31, 1999, 1998 and 1997 were as follows (in thousands):

                                                        1999            1998             1997
                                                      --------         --------        --------
Balance, beginning of the year                        $ 81,209         $ 27,934         $ 2,752
Provisions                                              39,827           66,292          30,204
Utilizations                                           (38,916)         (13,017)         (5,022)
                                                      --------         --------        --------
Balance, end of the year                              $ 82,120         $ 81,209        $ 27,934
                                                      ========         ========        ========



FACILITIES CONSOLIDATION CHARGE:

     The transactions in the facility consolidation reserve accounts for the year ending December 31, 1999, 1998, and 1997 were as follows (in thousands):


                                                        1999                1998             1997
                                                      --------             -----            -----
Balance, beginning of the year                        $     --             $  --            $  --
Provisions                                              14,639                --               --
Utilizations                                            (2,138)               --               --
                                                      --------             -----            -----
Balance, end of the year                              $ 12,501             $  --            $  --
                                                      ========             =====            =====